UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2007

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 3, 2007, we issued a press release and held a conference call announcing our financial results for the quarter ended March 31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01	Regulation FD Disclosure

In the conference call held on May 3, 2007, and in discussions with analysts after that call, our management stated the following beliefs:
▪	if we recognized no product revenue from BlackWidow and quad-core Cray XT4 systems in 2007, our total revenue for 2007 would be less than $200 million;

▪	they believed that the break-even point for profitability for 2007 is somewhat more than $200 million of total revenue;

▪	we now anticipate that total gross margins in 2007 will be in the low 30% range;

▪	they did not disagree with an estimate of second quarter 2007 total revenue in the range of $20 million to $25 million;

▪	while we have not issued an outlook for 2008, management was targeting modest revenue growth in 2008 over 2007 with likely higher gross margins, and that a significant amount of new orders are required to achieve 2008 goals;

▪	confirmed that we do not anticipate to recognize revenue from our Baker product until 2009.
Item 9.01	Financial Statements and Exhibits
     (d)          Exhibits
99.1	Press Release of Cray Inc., dated May 3, 2007, relating to financial results for the first quarter of 2007.

     The information in Items 2.02 and 7.01of this Form 8-K and Exhibit 99.1 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 4, 2007

Cray Inc.

	By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel